UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2006

AGA RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-51781	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141-757 W. Hastings Street, Vancouver, British Columbia, Canada V6C 1A1
(Address of Principal Executive Offices) (Zip Code)

(778) 863-0186
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by AGA Resources, Inc., a Nevada corporation (the “Registrant”), in connection with the item set forth below.

ITEM 8.01 Other Events

    On June 8, 2006, the Registrant consummated a mandatory 10:1 forward stock split of its common stock, and, in connection therewith, its trading symbol changed from “AGSX” to “AGAO.” Prior to the effectiveness of the forward stock split there were 2,010,000 issued and outstanding shares of common stock, and, on June 8, 2006, those shares were converted into 20,100,000 issued and outstanding shares of common stock.

The forward stock split was accompanied by an increase in the Registrant’s authorized common stock to 1,000,000,000 shares. The forward stock split was adopted by action of the Registrant’s Board of Directors only pursuant to NRS Section 78.207.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGA RESOURCES, INC.
By	/s/ Zhang, JianPing
Zhang, JianPing President
Dated: June 12, 2006